UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

Biostem U.S. Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-158560	80-0324801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13555 Automobile and Umberton Road, Suite 110 Clearwater, FL 33762
 (Address of Principal Executive Offices) (Zip Code)

(727) 804-4527
(Registrant’s Telephone Number, Including Area Code)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2013, Dr. Marina Pizarro resigned from her positions as Medical Director of the Company and from the Company’s Scientific and Medical Board of Advisors, and she provided the Company with notice of termination of the Biostem Medical Affiliate Agreement among the Company, Dr. Pizarro and Pizarro Hair Restoration Clinic, Inc., pursuant to which she served as the Company’s Medical Director and was authorized to use the Biostem Method in connection with her medical practice. The termination will become effective 60 days after the date of the notice, unless the parties mutually agree to an earlier date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biostem U.S. Corporation

Dated: March 4, 2013	By:	/s/ John Satino
John Satino, Chief Executive Officer and Chief Financial Officer

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